AMENDMENT TO INTELLECTUAL PROPERTY LICENSE AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Intellectual Property License Agreement (the “License Agreement”) dated November 19th, 2008 by and between Lassen Energy, Inc., a California corporation (“Lassen”); DBK Corporation, a Nevada corporation (“DBK Corp”); Darry Boyd, an individual and resident of California (“Boyd”) (DBK Corp. and Boyd are collectively referred to herein as (“DBK”); and NATCO International Inc., a Delaware corporation (“NATCO”) (collectively referred to as the “Parties”), is entered into this 25th day of November 2008, by and among Lassen, DBK Corp., Boyd and NACTO (collectively referred to as the “Parties”)

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RECITALS

WHEREAS the Parties entered into the License Agreement on November 21, 2008; and

WHEREAS, the Parties wish to amend Article II of the License Agreement to correct a typographical error with the numbering of the sections in Article II.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.

Amendment of  License Agreement.  Article II of the License Agreement is hereby  amended in its entirety as follows:

“2.1

License For Manufacture, Assembly and Distribution of Lassen Solar Panels. Lassen hereby grants, bargains, assigns, licenses and conveys to the NATCO a performance based irrevocable exclusive license to utilize all of the intellectual property, including, but not limited to, the Assigned Patents, the Legacy Portion, and the DBK Licensed Property (collectively referred to as the “Lassen Licensed Property”) related to and necessary for the manufacture, assembly, and sale of Lassen Solar Panels throughout the Licensed Territories.

2.2

License For Use of Lassen Solar Panels in Applications above 1 MW. Lassen and DBK hereby grants, bargains, assigns, licenses and conveys to NATCO a performance based irrevocable exclusive license to utilize the Lassen Solar Panels in any and all applications above 1MW throughout the Licensed Territories, which means for uses of 1 MW or greater such as small and larger power plants, etc., but does not mean or imply the sale of multiple panels above 1 MW in amount to a vendor for later sale as individual units or any other like such use.

2.3

Distribution and sale for uses above 1MW.  Lassen and DBK hereby grants, bargains, assigns, licenses and conveys to NATCO a performance based irrevocable exclusive license to sell and distribute the Lassen Solar Panels for any and all applications above 1 MW throughout the Licensed Territories, which means the sale and distribution of the Lassen Solar Panels for uses of 1 MW or greater such as small and larger power plants, etc., but does not mean or imply the sale of multiple panels above 1 MW in amount to a vendor for later sale as individual units or any other like such use.

2.4

 Distribution and sale for uses equal to or below 1MW.  Lassen and DBK hereby grants, bargains, assigns, licenses and conveys to NATCO a performance based irrevocable exclusive license to sell and distribute the Lassen Solar Panels for uses equal to or below 1MW to DBK or its dealer network.

2.5

DBK Grants NATCO the Right to Obtain Distribution Rights in Licensed Territories.  To the extent in any of the licensed territories that distribution, sales and service rights for uses of the Lassen Solar Panel equal to or below 1MW are available NATCO may at is sole discretion acquire any or all of such from DBK as per DBK’s established dealership agreement, a copy of which is attached hereto as Exhibit F and a current list of Dealers in the License Territories attached hereto as Exhibit G.

2.6

License of Related Rights.  To the extent that Lassen or DBK owns or controls any future intellectual property that might otherwise block or interfere with NATCO’s exercise of the rights assigned or licensed to NATCO under this Agreement (collectively referred to as “Related Rights”), Lassen and/or DBK hereby grants to NATCO a performance based, exclusive, fully transferrable sublicensable perpetual, irrevocable, royalty-free except for royalties required as a part of this Agreement, fully paid-up license to make (and have made), use, offer for sale, sell, import, copy, modify, distribute, display, perform or transmit any products, methods or other materials of any kind that are covered by such Related Rights, to the extent necessary to enable NATCO and its employees, contractors, affiliates, sub licensees and customers to exercise all of the rights assigned or licensed to NATCO under this Agreement.

2.7

General Duties of Lassen & DBK. Lassen and DBK shall provide NATCO with all information related the completion of NATCO’s duties hereunder, including, but not limited to proprietary information related to and necessary for both the manufacture, assembly, distribution and sale of Lassen Solar Panels in the Licensed Territories as it relates to the licenses granted in Sections 2.1, 2.2, 2.3, 2.4 and 2.5 above, except it is understood that the Legacy Portion of the Lassen Solar Panel is protected by trade secrets of DBK and these shall be provided in quality condition ready for assembly to the Lassen Solar Panel by DBK or Lassen in event of DBK’s failure to perform.

2.8

General Duties of NATCO.  NATCO shall use its best efforts to effectively develop and promote widespread use of the Lassen Solar Panels throughout the Licensed Territories.  Additionally, six (6) months from the date that NATCO receives written notice, delivered pursuant to Section 10.1 herein, from Lassen and DBK that Lassen has obtained UL certification on the Lassen Solar Panels, or the payment of the License Fee, whichever is later, NATCO shall begin the process of establishing assembly facilities in the Licensed Territories.  Lassen agrees to advise NATCO as to standards, processes, and procedures of such assembly facilities. The facilities shall be established and operational within three (3) years of the notification by Lassen of the UL certification, unless mutually agreed to otherwise by the Parties.”

2.

Conflicting Terms.  Wherever the terms and conditions of this Amendment and the terms and conditions of the License Agreement conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the License Agreement.

3.

Original Agreement.  Except as modified herein, the License Agreement remains in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment.

LASSEN ENERGY INC.

Date:_____11/25/2008_______________	By:	/s/ Darry L Boyd
Darry L Boyd Chief Executive Officer

DBK CORPORATION

Date:_____11/25/2008_______________	By:	/s/ Darry L Boyd
Darry L Boyd, Chief Executive Officer

DARRY L BOYD

Date:_____11/25/2008_______________	By:	/s/ Darry L Boyd

NATCO INTERNATIONAL, INC.

Date:_____11/25/2008_______________	By:	/s/ Raj-Mohinder S. Gurm
Raj-Mohinder S. Gurm, Chief Executive Officer

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